UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 15, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership

As previously disclosed, on June 18, 2019, Legacy Reserves Inc. (“Legacy”) and certain of its subsidiaries (collectively with Legacy, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On June 19, 2019, the Bankruptcy Court granted a motion seeking joint administration of the Chapter 11 Cases under the caption In re Legacy Reserves Inc., et al. On August 2, 2019, the Debtors filed the Joint Chapter 11 Plan of Reorganization for Legacy Reserves Inc. and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”) with the Bankruptcy Court.

Confirmation of the Plan

On November 15, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The Plan is attached to the Confirmation Order as Exhibit A.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (the “Effective Date”). Although the Debtors are expecting occurrence of the Effective Date as soon as reasonably practicable, the Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that amendments could be made to the Plan prior to the Effective Date.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibit 2.1, and incorporated by reference herein.

Treatment of Claims and Interests under the Plan

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•
all holders of claims arising under the Senior Secured Superpriority Debtor-In-Possession Credit Agreement dated as of June 21, 2019 among Legacy Reserves LP, as debtor, debtor-in-possession and borrower, the other loan parties party thereto, as debtors, debtors-in-possession and guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “RBL Lenders”), will receive, in full satisfaction of their respective claims (i) on account of claims under the new money revolving loan facility in an aggregate amount of up to $100.0 million, payment in full in cash, (ii) on account of claims under the refinancing term loan in the amount of $250.0 million, distribution of cash and commitments under the Exit Facility (as defined below) and/or (iii) if the Exit Facility is not consummated, payment in full in cash;

•
all holders of claims arising under the Third Amended and Restated Credit Agreement dated as of April 1, 2014 (as amended, the “Prepetition RBL Credit Agreement”) among Legacy Reserves LP, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Term Lenders”), will receive, in full satisfaction of their respective claims, (i) distribution of their pro rata share of commitments under the Exit Facility in exchange for the claims arising under the Prepetition RBL Credit Agreement or (ii) if the Exit Facility is not consummated, payment in full in cash;

•
all holders of claims arising under the Term Loan Credit Agreement dated as of October 25, 2016 among Legacy Reserves LP, as borrower, the guarantors party thereto, Cortland Capital Market Services LLC, as administrative agent and the lenders party thereto, will receive their pro rata share of approximately 52.25% of the new common stock (the “New Common Stock”) to be issued by Legacy, as reorganized pursuant to and under the Plan (“Reorganized Legacy”), subject to dilution;

•
holders of claims arising under the indenture governing the 8% Senior Notes due 2020, the indenture governing the 6.625% Senior Notes due 2021 and the indenture governing the 8% Convertible Senior Notes due 2023 (the “Noteholders”) will receive their respective pro rata share of (i) approximately 2.46% of the New Common Stock, subject to dilution, and (ii) subscription rights to purchase approximately 10.82% of the New Common Stock pursuant to the Rights Offering (as defined below) to the extent that such Noteholders are “accredited investors” as defined under Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”);

•	all existing equity interests in Legacy will receive no recovery under the Plan and will be extinguished.

Capital Structure

As of the Effective Date, under the Plan, Reorganized Legacy will issue New Common Stock to certain holders of claims against and interests in the Debtors, and Legacy’s shares of existing common stock outstanding immediately prior to the Effective Date will be cancelled. As of November 15, 2019, there were 114,810,671 shares of Legacy’s existing common stock outstanding.

Exit Financing

The Plan is expected to be funded by the following exit financings, subject to certain customary conditions:

•
up to $500.0 million in aggregate principal amount under a new senior secured first lien reserved-based revolving credit facility funded by certain of the RBL Lenders (the “Exit Facility”), or an alternative senior secured revolving asset-based credit facility approved by the Debtors and the Term Lenders, if the Exit Facility is not consummated;

•
$189.8 million in proceeds from the purchase of approximately 30.88% of the New Common Stock, subject to dilution, backstopped pursuant to the Sponsor Backstop Commitment Agreement dated June 13, 2019, among Legacy and GSO Capital Partners LP and certain of its affiliates (the “Plan Sponsor”); and

•
$66.5 million in proceeds from a rights offering (the “Rights Offering”), backstopped pursuant the Noteholder Backstop Commitment Agreement dated June 13, 2019, among Legacy and certain Noteholders (the “Noteholder Backstop Agreement”).

Post Emergence Governance and Management

Effective as of the Effective Date, the term of any current members of the board of directors of Legacy will expire. The board of directors of Reorganized Legacy (the “New Board”) will initially consist of seven directors. The members of the New Board are expected to be James Daniel Westcott, Kyle Hammond, Robert Horn, Robert W. Baker, Valerie Kritsberg, David Coppe and a director to be appointed by the Noteholders who are a party to the Noteholder Backstop Agreement (other than the Plan Sponsor).

Management Incentive Plan

As part of the Plan, the Bankruptcy Court approved, and the New Board will establish, a management incentive plan (the “MIP”). The MIP will provide for a share reserve equal to 10% of shares of Reorganized Legacy as of the Effective Date (the “MIP Reserve”). The MIP provides for the grant of equity-based awards to the Debtors’ management employees, including a grant of 50% of the MIP Reserve as of the Effective Date (the “Emergence Awards”) and the remaining 50% of the MIP Reserve reserved for future issuance, each as determined by the New Board. The Emergence Awards will be in the form of restricted stock units and stock options.

Releases and Exculpations

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtor’s claimholders, others parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VII of the Plan.

Certain Information Regarding Assets and Liabilities of the Debtors

Information regarding the assets and liabilities of the Debtors as of the most recent practicable date is hereby incorporated by reference to Legacy’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2019.

Item 7.01	Regulation FD Disclosure

On November 15, 2019, Legacy issued a press release announcing the Bankruptcy Court’s entry of the Confirmation Order, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information under this heading shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Legacy expects, believes or anticipates will or may occur in the future, are forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimated,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of Legacy, which could cause results to differ materially from those expected by management of Legacy. Such risks and uncertainties include, but are not limited to, the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Debtors to consummate the Plan; the ability of the Debtors to consummate the Rights Offering and consummate the funding under the backstop commitment agreements; the effects of the Chapter 11 Cases on the Debtors’ liquidity or results of operations or business prospects; the effects of the bankruptcy filing on the Debtors’ business and the interests of various constituents; the length of time that the Debtors will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; realized oil and natural gas prices; production volumes, lease operating expenses, general and administrative costs and finding and development costs; future operating results; and the factors set forth under the heading “Risk Factors” in Legacy’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless legally required, Legacy undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Order Confirming the Joint Chapter 11 Plan of Reorganization for Legacy Reserves Inc. and Its Debtor Affiliates dated November 15, 2019
99.1	Press release dated November 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Dated: November 19, 2019	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Chief Executive Officer